EXHIBIT 15
May 21, 2009
The Board of Directors and Stockholders
F.N.B. Corporation
We are aware of the incorporation by reference in the following registration statements and in the related prospectuses of F.N.B. Corporation and subsidiaries of our report dated May 11, 2009, relating to the unaudited condensed consolidated interim financial statements of F.N.B. Corporation and subsidiaries that are included in its Form 10-Q/A for the quarter ended March 31, 2009:
1.	Registration Statement on Form S-8 relating to F.N.B. Corporation 1996 Stock Option Plan (File # 333-03489).

2.	Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 relating to stock options granted under the Citizens Holding Corporation Stock Option Plan and assumed by F.N.B. Corporation (File #333-58727).

3.	Post-Effective Amendment No. 1 to Registration Statement on Form S-8 relating to the F.N.B. Corporation 1998 Directors Stock Option Plan (File #333-38376).

4.	Post-Effective Amendment No. 1 to Registration Statement on Form S-8 relating to the F.N.B. Corporation 2001 Incentive Plan (File #333-63042).

5.	Amendment No. 1 to Registration Statement on Form S-3 relating to the registration of F.N.B. Corporation and F.N.B. Capital Trust I common stock, preferred stock, debt securities, warrants, and trust preferred securities (File #333-74866).

6.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 1996 Stock Option Plan (File #333-83760).

7.	Registration Statement on Form S-8 relating to stock option agreements granted under the Promistar Financial Corporation 1998 Equity Incentive Plan and assumed by F.N.B. Corporation (File #333-83756).

8.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 401(k) Plan (File #333-97113).

9.	Registration Statement on Form S-8 relating to stock option agreements granted under the Slippery Rock Financial Corporation 1997 Directors Stock Option Plan and the Slippery Rock Financial Corporation 1997 Incentive Stock Option Plan, both assumed by F.N.B. Corporation (File #333-119649).

10.	Registration Statement on Form S-8 relating to stock option agreements granted under the NSD Bancorp, Inc. 1994 Stock Option Plan, the NSD Bancorp, Inc., 1994 Non-Employee Director Stock Option Plan and the NSD Bancorp, Inc. 2004 Omnibus Stock Incentive Plan, all assumed by F.N.B. Corporation (File #333-123068).

11.	Registration Statement on Form S-3 relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Notes (File #333-135339-01).

12.	Registration Statement on Form S-8 relating to stock option agreements granted under the Northern State Bank 1999 Stock Incentive Plan, The Legacy Bank of Harrisburg 1999 Directors’ Compensation Plan and The Legacy Bank of Harrisburg 1999 Incentive Stock Option Plan, all assumed by F.N.B. Corporation (File #333-135332).

13.	Registration Statement on Form S-3 relating to warrants and convertible debentures originally issued by The Legacy Bank and assumed by F.N.B. Corporation (File #333-135333).

14.	Registration Statement on Form S-8 relating to the 2007 Incentive Compensation Plan (File #333-144088).

15.	Registration Statement on Form S-3 relating to the Dividend Reinvestment and Stock Purchase Plan (File #333-149469).

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16.	Registration Statement on Form S-8 relating to the following F.N.B. Corporation/Omega Financial Corporation Plans: 2004 Stock Option Plan for Non-Employee Directors; 1994 Stock Option Plan for Non-Employee Directors; Employee Stock Purchase Plan; 1996 Employee Stock Option Plan; Sun Bancorp 1998 Employee Stock Purchase Plan; and Sun Bancorp 1998 Stock Incentive Plan, all assumed by F.N.B. Corporation (File #333-150321).

17.	Registration Statement on Form S-8 relating to stock option agreements granted under the Iron and Glass Bancorp, Inc. 1998 Stock Option Plan and assumed by F.N.B. Corporation (File #333-153190).

18.	Registration Statement on Form S-3 relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Term Notes (File #333-154802-01).

19.	Registration Statement on Form S-3ASR relating to the registration of F.N.B. Corporation Fixed Rate Cumulative Perpetual Preferred Stock, Series C, and Warrant to purchase F.N.B. Corporation common stock (File #333-157104).

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania

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